                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  |X|

Filed by a party other than the Registrant  |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss 240.14a-11(c) or ss 240.14a-12

                         The Hain Celestial Group, Inc.
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)

                         ------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set for the amount on which the filing fee is calculated and state how it was determined):
    4) Proposed maximum aggregate value of transaction:
    5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
    2) Form, Schedule of Registration Statement No.:
    3) Filing Party:
    4) Date Filed:

                         THE HAIN CELESTIAL GROUP, INC.
                              58 South Service Road
                            Melville, New York 11747






                                                               October 14, 2002





Dear Fellow Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of The Hain Celestial Group, Inc., scheduled to be held on Tuesday, November 12, 2002 at the conference center, located in the lower lobby, at 58 South Service Road, Melville, New York 11747, commencing at 11:30 A.M., Eastern Standard Time. Your board of directors and management look forward to greeting personally those stockholders able to attend.

   Details of business to be conducted at the Annual Meeting of Stockholders are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed for your information is a copy of our Annual Report for 2002.

   It is important that your shares are represented at the meeting whether or not you plan to attend. Accordingly, we request your cooperation by promptly signing, dating and mailing the enclosed proxy in the envelope provided for your convenience.

                                 Sincerely,

                                 /s/ Irwin D. Simon

                                 Irwin D. Simon
                                 President, Chief Executive
                                 Officer and Chairman of the Board

                         THE HAIN CELESTIAL GROUP, INC.
                             58 South Service Road
                            Melville, New York 11747

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                ----------------


To the Stockholders of THE HAIN CELESTIAL GROUP, INC.:

   The Annual Meeting of Stockholders of The Hain Celestial Group, Inc. will be held on Tuesday, November 12, 2002 at 11:30 A.M., Eastern Standard Time, at the conference center, located in the lower lobby, at 58 South Service Road, Melville, New York 11747, for the following purposes:

     1. To elect a board of directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

     2.   To approve our 2002 Long Term Incentive and Stock Award Plan;

     3. To ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal 2003; and

     4. To transact such other business as may properly come before the meeting.

   Your vote is important. If you do not expect to be present at the meeting and wish your stock to be voted, please sign and date the enclosed Proxy and mail it promptly in the enclosed reply envelope addressed to Continental Stock Transfer & Trust Company, 2 Broadway,
New York, New York 10004.

                     SOLICITATION AND REVOCATION OF PROXIES

   Proxies are being solicited on behalf of our board of directors, and we will bear the cost of such solicitation. We expect that the solicitation of proxies will be primarily by mail. Proxies may also be solicited by our officers and employees at no additional cost to us, in person or by telephone, telegram or other means of communication. We may reimburse custodians, nominees and fiduciaries holding our common stock for their reasonable expenses in sending proxy material to principals and obtaining their proxy. Any stockholder giving a proxy may revoke it at any time before it is exercised by written notice to our secretary or by voting in person at the meeting.

   It is expected that this Notice of Annual Meeting of Stockholders and Proxy Statement will first be mailed to stockholders on or about October 14, 2002.

              STOCKHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

   Only stockholders of record at the close of business on September 30, 2002 will be entitled to vote at the Annual Meeting of Stockholders. On that date, there were 33,583,202 shares of our common stock outstanding and entitled to be voted at the Annual Meeting of Stockholders. Each such share is entitled to one vote. The holders of a majority of the shares entitled to vote on the record date, represented in person or by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting of Stockholders. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum.

   Directors will be elected by a plurality of the votes cast. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of such nominees will result in the respective nominees receiving fewer votes.

   Abstentions may be specified as to all proposals to be brought before the Annual Meeting of Stockholders, other than the election of directors. Approval of each of the proposals to be brought before the Annual Meeting of Stockholders (not including the election of directors) will require the affirmative vote of at least a majority in voting interest of the stockholders represented in person or by proxy at the Annual Meeting of Stockholders and entitled to vote thereon. As to the proposals, if a stockholder abstains from voting on a proposal it will have the effect of a negative vote on that proposal, but if a broker indicates that it does not have authority to vote certain shares (i.e., a broker non-vote), those votes will not be considered as shares present and entitled to vote at the Annual Meeting of Stockholders with respect to that proposal and, therefore, will have no effect on the outcome of the vote.

   Proxies that are executed, but do not contain any specific instructions, will be voted FOR the election of all the nominees for directors specified herein, FOR the approval of the adoption of our 2002 Long Term Incentive and Stock Award Plan and FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors. The persons appointed as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting of Stockholders or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting of Stockholders.

                       BENEFICIAL OWNERSHIP OF SECURITIES

   The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 30, 2002 for (1) each of our directors and nominees for director and each of our executive officers,
(2) each person who is known by us to beneficially own more than five percent of the outstanding shares of our common stock and (3) all of our directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and does not necessarily bear on the economic incidents of ownership or the right to transfer the shares described below.

                                                       ---------   -------------
                                                       Number of   Percentage of
                                                        Shares      Common Stock
                                                       ---------   -------------
Irwin D. Simon (1) ................................    2,766,215         7.6%
Andrew R. Heyer (2) (3) ...........................      345,111         1.0%
Beth L. Bronner (3) (4) ...........................      143,667           *
Jack Futterman (3) (5) ............................       96,500           *
James S. Gold (3) (6) .............................       84,000           *
Joseph Jimenez (3) (7) (8) ........................       70,500           *
Marina Hahn (3) (9) ...............................       84,908           *
Roger Meltzer (3)(10) .............................       65,000           *
Michael J. Bertasso (3) (8) (11) ..................       30,000           *
Daniel R. Glickman (3) (12) .......................       15,000           *
Larry Zilavy (13)  ................................            0           *
Gary M. Jacobs (14) ...............................      213,515           *
Ira J. Lamel (14) .................................      163,500           *
HJH One, L.L.C. (8) ...............................    6,090,351        18.1%
H.J. Heinz Company (8) ............................    6,090,351        18.1%
Wellington Management Company, LLP (15) ...........    1,811,000         5.4%
John Hancock Advisors, LLC (16) ...................    1,868,140         5.6%
All directors and executive officers as a
 group (thirteen persons)(17) .....................    4,077,916        10.9%

----------
*    Indicates less than 1%.
(1) Includes 535,000 shares of common stock issuable upon the exercise of options granted under our 1993 Executive Stock Option Plan and 2,035,000 shares of common stock issuable upon the exercise of options granted under our 1994 Long Term Incentive and Stock Award Plan (the "1994 Plan"). Mr. Simon is our President, Chief Executive Officer and Chairman of the Board of Directors.
(2) Includes 63,000 shares of common stock issuable upon the exercise of options granted under our 1996 Directors Stock Option Plan (the "1996 Directors Plan"), 30,000 shares of common stock issuable upon the exercise of options granted under our 2000 Directors Stock Option Plan (the "2000 Directors Plan" and, together with the l996 Directors Plan, the "Directors Plans") and 168,499 shares issuable upon the exercise of warrants.
(3)  Director of Hain.
(4) Includes 103,000 shares of common stock issuable upon the exercise of options granted under our Directors Plans.
(5) Includes 95,500 shares of common stock issuable upon the exercise of options granted under our Directors Plans.
(6) Includes 78,000 shares of common stock issuable upon the exercise of options granted under our Directors Plans.
(7) Consists of 70,500 shares of common stock issuable upon the exercise of options granted under our Directors Plans.

(8) HJH One, L.L.C., an affiliate of H.J. Heinz Company, holds 6,090,351 shares of common stock. Mr. Jimenez is President and Chief Executive Officer of Heinz Europe, a division of H.J. Heinz Company and Mr. Bertasso is Senior Vice President, and President--Asia Pacific for H.J. Heinz Company. Share amounts presented for Mr. Jimenez and Mr. Bertasso do not include the shares of common stock held by HJH One, L.L.C..
(9) Includes 60,000 shares of common stock issuable upon exercise of options granted under our Directors Plans and 22,770 shares of common stock issuable upon the exercise of options assumed upon consummation of our merger (the "Merger") with Celestial Seasonings, Inc. ("Celestial") in May 2000.
(10) Consists of 65,000 shares of common stock issuable upon exercise of options granted under our Directors Plans.
(11) Consists of 30,000 shares of common stock issuable upon the exercise of options granted under our Directors Plans.
(12) Consists of 15,000 shares of common stock issuable upon the exercise of options granted under our Directors Plan.
(13) Mr. Zilavy is nominated for election to our board of directors for the first time.
(14) Includes 212,500 shares for Mr. Jacobs and 162,500 shares for Mr. Lamel of common stock issuable upon exercise of options granted under the 1994 Plan. In the case of Mr. Jacobs, includes 15 shares held by his son. Mr. Jacobs and Mr. Lamel are executive officers.
(15) According to a Schedule 13G dated February 14, 2002, Wellington Management Company, LLP, in its capacity of investment advisor, may be deemed to beneficially own 1,811,000 shares held of record by clients of Wellington.
(16) According to a Schedule 13G dated February 14, 2002, John Hancock Advisors, LLC has direct beneficial ownership of 1,868,140 shares. Through their parent-subsidiary relationship to John Hancock Advisors, LLC, John Hancock Financial Services, Inc., John Hancock Life Insurance Company, John Hancock Subsidiaries, LLC and The Berkeley Financial Group, LLC have indirect beneficial ownership of these shares.
(17) Includes 535,000 shares issuable upon the exercise of options granted under the 1993 Plan, 2,410,000 shares issuable upon the exercise of options granted under the 1994 Plan, 22,770 shares issuable upon the exercise of options granted under Celestial plans assumed in connection with the Merger, 610,000 shares issuable upon the exercise of options granted under our Directors Plans and 168,499 shares issuable upon the exercise of warrants. See notes 1 through 14.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

   Our board of directors is currently comprised of eleven members, ten of whom are standing for reelection at the Annual Meeting of Stockholders and one of whom will be standing for election for the first time.

   Each director will hold office until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified. The persons named as proxies in the accompanying proxy, who have been designated by the board of directors, intend to vote, unless otherwise instructed in such proxy, FOR the election of all of the nominees listed below.

   The following information describes the backgrounds and business experience of the nominees for director:

Irwin D. Simon, President, Chief Executive Officer and Chairman of the Board, Age 44

   Irwin D. Simon has been our President and Chief Executive Officer and a director since our inception and is our founder. Mr. Simon was appointed Chairman of the Board of Directors in April 2000. From December 1990 through December 1992, Mr. Simon was employed in various marketing capacities with Slim-Fast Foods Company ("Slim Fast"), a national marketer of meal replacement and weight loss food supplements with annual revenues in excess of $500 million. His duties initially involved sales and marketing for the frozen and dairy divisions of Slim Fast, which included establishing and implementing marketing strategies and establishing a distribution system throughout the United States. In March 1992, Mr. Simon became Vice President of Marketing for Slim Fast. From 1986 through 1990, Mr. Simon was employed by The Haagen-Dazs Company, a division of Grand Metropolitan, plc. Haagen-Dazs is a manufacturer and distributor of premium ice cream and related products. Mr. Simon held a number of sales and marketing positions, including Eastern Regional Director of Haagen-Dazs Shops, the entity managing a majority of the franchisee system and all company-owned retail shops. Mr. Simon serves as a director of Technology Flavors & Fragrances, Inc., Jarden Corporation and other privately held companies and is the past chapter chairman of YPO--Gotham Chapter, New York City.

Andrew R. Heyer(1), Age 45

   Andrew R. Heyer has been a director since November 1993. Mr. Heyer is a founder of Trimaran Capital Partners, a private asset management firm with over $4 billion under management. Trimaran Capital Partners manages its second private equity fund, Trimaran Fund II, a $1.043 billion fund that concentrates on investments in the equity of private companies in the United States and Western Europe. In addition to its private equity funds, Trimaran Capital Partners also manages, through Trimaran Advisors, a portfolio of structured investment funds. Mr. Heyer is also a vice-chairman of CIBC World Markets Corp., co-head of CIBC Argosy Merchant Banking Funds and a member of CIBC's U.S. Management Committee. Prior to joining CIBC in 1995, Mr. Heyer was a founder and managing director of The Argosy Group L.P. Mr. Heyer serves as a director of eLink Communications, Inc., Niagara Corporation, Fairfield Manufacturing Company, Inc., Lancer Industries, Inc., Millennium Digital Media Holdings, L.L.C., and Village Voice Media, LLC.

Beth L. Bronner(1), Age 51

   Beth L. Bronner has been a director since November 1993 and is the chairperson of our compensation committee. Ms. Bronner, who is currently a private consultant and president of a private realty company, served as President and Chief Operating Officer of Advo Inc. from August 2000 until May 2001. Prior to that, Ms. Bronner was at Sunbeam Inc. from November 1998 as President--Health Division. Prior to that, she was with Citibank, N.A. from September 1996 as Senior Vice President and Director of Marketing for the United States and Europe. From July 1994 to August 1996, Ms. Bronner was Vice President--Emerging Markets of American Telephone & Telegraph Company Consumer Communications Services business. Ms. Bronner was President of the Professional Products Division of

Revlon, Inc. from May 1993 until June 1994. From February 1992 to May 1993 she was Executive Vice President of the Beauty Care and Professional Products Division of Revlon, Inc. Ms. Bronner also serves as a director of Fortis, Inc.

Jack Futterman(2)(3), Age 69

   Jack Futterman has been a director since December 1996. Mr. Futterman served as Chairman and Chief Executive Officer of Party City Stores, Inc. from June 1999 through December 1999. Mr. Futterman retired as Chairman and Chief Executive Officer of the Pathmark Supermarket chain in March 1996. He joined Pathmark in 1973 as Vice President of its drugstore and general merchandise divisions and occupied a number of positions before becoming Chairman and Chief Executive Officer. Mr. Futterman is a registered pharmacist and former Chairman of the National Association of Chain Drugstores. He is a director of Party City, Inc., as well as several not-for-profit organizations.

James S. Gold(2), Age 51

   James S. Gold has been a director since March 1998 and is the chairperson of our audit committee. Mr. Gold is a Managing Director in the Banking Group of Lazard Freres & Co LLC. Since joining Lazard Freres & Co LLC in 1977, Mr. Gold has been involved in a broad range of investment banking activities, particularly relating to the consumer products and food industries. Mr. Gold is also a director of Smart & Final Inc.

Joseph Jimenez(3), Age 42

   Joseph Jimenez has been a director since September 1999. Mr. Jimenez has served as Executive Vice President, H.J. Heinz Company and President and CEO, Heinz Europe since July 2002. Mr. Jimenez was President and Chief Executive Officer of Heinz North America from November 1998 through June 2002. Prior to that, Mr. Jimenez served as president of Wesson/Peter Pan Food Co. and Orville Redenbacher/Swiss Miss Food Co. from March 1997 to November 1998. Mr. Jimenez serves on our board of directors as a designee of HJH One, L.L.C..

Marina Hahn(1), Age 43

   Marina Hahn has been a director since May 2000. Prior to that, she had served as a director of Celestial since 1994. Currently, Ms. Hahn is Executive Vice President of J. Walter Thompson Company, an advertising agency. From 1996 to 1998, Ms. Hahn was Head of the Corporate Advisory Group for the William Morris Agency, Inc. From 1993 to 1995, Ms. Hahn was Vice President, Advertising for Sony Electronics, Inc., a consumer electronics manufacturer. From 1989 until joining Sony, she was the Director of Advertising for the Pepsi-Cola Company, a beverage company. From 1979 to 1989, she was employed by DDB Needham Worldwide, Inc., an advertising agency.

Roger Meltzer(1)(3), Age 51

   Roger Meltzer has been a director since December 2000. Mr. Meltzer is a partner and a member of the executive committee of the law firm Cahill Gordon & Reindel, New York, New York, where he practices corporate law. Cahill Gordon & Reindel has represented us in various matters since 1994.

Michael J. Bertasso, Age 52

   Mr. Bertasso has been a director since December 2001. Mr. Bertasso is currently Senior Vice President, and President-Asia Pacific for the H.J. Heinz Company. From May 1998 through August 2002, Mr. Bertasso was Senior Vice President, Strategy, Process and Business Development for Heinz. Prior to that, Mr. Bertasso served as Chief Cost Officer and Executive Vice President of Heinz's Star-Kist Foods, Inc. from March 1995. Prior to that, Mr. Bertasso served as Vice President-Purchasing and Logistics, Heinz Pet Products, from 1988 to 1992, with responsibilities for Star-Kist Seafood Purchasing and Logistics since 1993. Mr. Bertasso began his career at Heinz by joining Star-Kist foods in 1987 as

General Manager of Business Planning and Production Control. Mr. Bertasso serves on our board of directors as our joint designee with HJH One, L.L.C..

Daniel R. Glickman(3), Age 57

   Daniel R. Glickman, who served as U.S. Secretary of Agriculture from March 1995 until January 2001, has been a director since July 2002. Secretary Glickman currently serves as the Director of the Institute of Politics at the John F. Kennedy School of Government at Harvard University. From January 2001 to August 2002, Secretary Glickman was a partner in the public law and policy practice group of Akin, Gump, Strauss, Hauer & Feld, L.L.P. and continues to be a consultant and advisor to the law firm. Prior to his appointment as Secretary of Agriculture, Secretary Glickman served for 18 years in the U.S. House of Representatives, where he served as a member of the House Agriculture Committee. Secretary Glickman serves as chairman of the Fair Labor Association and as a director of the Chicago Mercantile Exchange; Communities in Schools; America's Second Harvest; Food Research and Action Center; RFK Memorial Foundation; and the Farm Foundation.

Larry Zilavy(2), Age 51

   Larry Zilavy is nominated to serve on our board of directors for the first time. Mr. Zilavy has served as chief financial officer of Barnes & Noble, Inc. since June 2002, where he is responsible for financial management, including financial reporting, tax, risk management, investor relations, legal, and human resources. Prior to that, he was executive vice president of IBJ Whitehall Bank and Trust Company, where he worked since 1992. Mr. Zilavy is a director of Edrich Vascular Devices, a medical device company, and a member of the Council of Regents for St. Francis College in New York City.

----------
(1)  Compensation committee member.
(2) Audit committee member. Mr. Zilavy has agreed to serve as a member of our audit committee upon his election to our board of directors.
(3)  Corporate governance and nominating committee member.

Directors' Compensation, Committees and Meeting Attendance

   During the last fiscal year, the board of directors held seven meetings.

   During the last fiscal year, we did not pay any direct compensation to directors, other than reimbursement of out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. Under our director stock option plans, during fiscal 2002 we granted each of our independent directors who stood for election at our 2001 annual meeting of stockholders options to purchase 30,000 shares of our common stock for his or her services as director at exercise prices equal to the fair market value of the common stock at the time of grant.

   The board of directors has three standing committees: the audit committee, the compensation committee and the corporate governance and nominating committee.

   Audit Committee. Our audit committee is comprised of three independent directors (one position is currently vacant due to the resignation of Mr. Ostrander from our board and which we expect will be filled by Mr. Zilavy upon his election to our board), currently Messrs. Gold and Futterman, with Mr. Gold acting as chairperson. The audit committee's principal duties include recommending to our board of directors the selection, retention and termination of our independent auditors, evaluating the independence of the auditors, including whether the auditors provide any consulting services to us, reviewing with the independent auditors their report as well as making any recommendations with respect to our financial statements, accounting policies, procedures and internal controls. In addition, the audit committee is charged with determining whether there are any conflicts of interest in financial or business matters between us and any of our officers or employees. During fiscal 2002, our audit committee held five meetings. See "Report of the Audit Committee."

   Compensation Committee. Our compensation committee is currently comprised of Ms. Bronner, Mr. Heyer, Ms. Hahn and Mr. Meltzer, with Ms. Bronner acting as chairperson. The compensation committee administers our employee stock option plans, determines the compensation policies for our officers and recommends to the entire board of directors the salaries of our executive officers. During fiscal 2002, the compensation committee held one meeting. See "Report of the Compensation Committee on Executive Compensation."

   Corporate Governance and Nominating Committee. Our newly formed corporate governance and nominating committee is comprised of Mr. Futterman, Mr. Jimenez, Mr. Meltzer and Mr. Glickman, with Mr. Futterman serving as chairman. We anticipate our corporate governance and nominating committee will begin holding meetings in fiscal 2003.

   During fiscal 2002, each of our incumbent directors (except for Mr. Heyer, who attended five of eight meetings, and Mr. Jimenez, who attended four of seven meetings) attended at least 75% of the aggregate of the meetings of the board of directors and committees on which they served.

Executive Officers

   The following information describes the backgrounds and business experience of our current executive officers who are not also directors.

Gary M. Jacobs, Executive Vice President and Secretary, Age 45

   Mr. Jacobs was appointed Executive Vice President-Operations and Secretary on October 1, 2001. Prior to that time, Mr. Jacobs served as Executive Vice President--Finance since July 2000, Secretary since December 1998 and Treasurer and Chief Financial Officer since September 1998. Prior to his appointment as Executive Vice President--Finance, Mr. Jacobs served as Senior Vice President--Finance since September 1998. Prior to his employment with us, Mr. Jacobs was the Chief Financial Officer of Graham Field Health Products, Inc., a manufacturing and distribution company. In December 1999, Graham Field filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code. Mr. Jacobs is a certified public accountant and served as Senior Manager at Ernst & Young LLP for 13 years.

Ira J. Lamel, Executive Vice President, Chief Financial Officer and Treasurer, Age 55

   Mr. Lamel was appointed Executive Vice President and Chief Financial Officer and Treasurer on October 1, 2001. Prior to his appointment, Mr. Lamel, a certified public accountant, was a partner at Ernst & Young LLP where he served in various capacities from June 1973 to September 2001. Ernst & Young LLP serves as our independent auditors, and Mr. Lamel directed all services to us, including the audits of our financial statements, during the fiscal 1994 through fiscal 2000 periods.

                                 PROPOSAL NO. 2
         ADOPTION OF THE 2002 LONG TERM INCENTIVE AND STOCK AWARD PLAN

   Our board of directors has adopted, subject to shareholder approval, our 2002 Long Term Incentive and Stock Award Plan (the "2002 Plan"). The 2002 Plan is qualified in its entirety by express reference to the 2002 Plan, which is attached as Annex A to this Proxy Statement.

General

   The 2002 Plan is intended to provide incentives to attract, retain and motivate employees, consultants and directors in order to achieve our long-term growth and profitability objectives. The 2002 Plan will provide for the grant to eligible employees and directors of stock options, share appreciation rights ("SARs"), restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards (the "Awards"). An aggregate of 1,600,000 shares of common stock has been reserved for issuance under the 2002 Plan (of which during a calendar year:
(i) the maximum number of shares with respect to which options and SARs may be granted to an eligible participant under the 2002 Plan will be 1,000,000 shares, and (ii) the performance shares, performance units, restricted shares and restricted units intended to qualify as performance-based compensation shall be not more than the equivalent of 800,000 shares), subject to anti-dilution adjustments in the event of certain changes in our capital structure, as described below. Shares issued pursuant to the 2002 Plan will be either authorized but unissued shares or treasury shares.

Eligibility and Administration

   Officers and other employees of Hain and its subsidiaries and affiliates, consultants and directors of Hain who are responsible for or contribute to the management and profitability of our business will be eligible to be granted Awards under the 2002 Plan. The 2002 Plan will be administered by the compensation committee or such other committee (or the entire board of directors) as may be designated by the board of directors (the "Committee"). Unless otherwise determined by the board of directors, the Committee will consist of two or more non-employee directors with the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), each of whom is an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will determine which eligible employees and directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards.

   The Committee will be permitted to delegate to officers or other directors of Hain the authority to perform administrative functions for the 2002 Plan and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine to the extent permitted under Rule 16b-3 of the Exchange Act and applicable law. If an Award is intended to be qualified performance-based compensation under Section 162(m) of the Code, the Committee may not increase the amount of compensation payable if it would disqualify the Award under
Section 162(m) of the Code.

Awards

   Incentive stock options ("ISOs") intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of common stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. The terms of ISOs will comply with the provisions of Section 422 of the Code. ISOs may only be granted to employees. Awards may be granted alone, in tandem with or in exchange for any other Award.

   A SAR will entitle the holder thereof to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of common stock on the date of exercise (or, if the Committee so determines, at any time during a specified period before or after the date of exercise) over the exercise price of the SAR set by the Committee as of the date of grant.

Payment with respect to SARs may be made in cash or shares of common stock as determined by the Committee.

   Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of employment during the applicable restriction period.

   A restricted share unit will entitle the holder thereof to receive shares of common stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to deferral or restriction will be forfeited upon termination of employment during any applicable deferral or restriction period.

   Performance shares and performance units will provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of employment during any applicable performance period. Prior to payment of performance shares or performance units, the Committee will certify that the performance objectives were satisfied. Performance objectives may vary from person to person and will be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the shares; total stockholder return; earnings per share; operating income; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; revenues; expenses; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; net profit margin. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives.

   Dividend equivalents granted under the 2002 Plan will entitle the holder thereof to receive cash, shares of common stock or other property equal in value to dividends paid with respect to a specified number of shares of common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. The Committee is also authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of common stock, as deemed by the Committee to be consistent with the purposes of the 2002 Plan.

Nontransferability

   Unless otherwise set forth by the Committee in an award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

Capital Structure Changes

   If the Committee determines that any dividend, recapitalization, share split, reorganization, merger, consolidation, spin-off, repurchase, or other similar corporate transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the 2002 Plan, then the Committee is authorized to make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the 2002 Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards and (iii) the exercise price, grant price or purchase price relating to any Award.

Amendment and Termination

   The 2002 Plan may be amended, suspended or terminated by our board of directors at any time, in whole or in part. However, any amendment for which stockholder approval is required by Section 422 of the Code will not be effective until such approval has been attained. In addition, no amendment, suspension, or termination of the 2002 Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. The Committee may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

Effective Date and Term

   The 2002 Plan will become effective as of November 12, 2002, assuming the adoption of the 2002 Plan is approved by our stockholders at our Annual Meeting of Stockholders. Unless earlier terminated, the Plan will expire on November 12, 2012, and no further awards may be granted thereunder after that date.

Federal Income Tax Consequences

   The following is a summary of the federal income tax consequences of the 2002 Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options

   In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to us. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of common stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

   Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of common stock received upon exercise over the exercise price. We will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock.

   Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to us, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the 2002 Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the 2002 Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by us) first becomes exercisable in any calendar year for shares of common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

   If shares of common stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition, and we will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held. Where shares of common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of common stock have been held.

   If an option is exercised through the use of shares of common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

   Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Stock

   A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they "vest", i.e., either when they are not subject to a substantial risk of forfeiture or when they are freely transferable. The amount of ordinary income so recognized will be the fair market value of the common stock at the time the income is recognized (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the stock. This amount is generally deductible for federal income tax purposes by us. Dividends paid with respect to common stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by us). Any gain or loss upon a subsequent sale or exchange of the shares of common stock, measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock. The holding period for this purpose will begin on the date following the date restrictions lapse.

   In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and we will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to us. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards

   With respect to SARs, restricted share units, performance shares, performance units dividend equivalents and other Awards under the 2002 Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the 2002 Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to us.

Payment of Withholding Taxes

   We may withhold, or require a participant to remit to us, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with Awards under the 2002 Plan.

Deductibility Limit on Compensation in Excess of $1 Million

   Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the 2002 Plan) by a public company to a "covered employee" (i.e., the chief executive officer and our four other most highly compensated executive officers) to no more than $1 million. We currently intend to structure stock options granted and other Awards made under the Plan to comply with an exception to nondeductibility under Section 162(m) of the Code. See "Executive Compensation--Report of the Compensation Committee of the Board of Directors."

New Plan Benefits

   No benefits have been received or allocated to any employee or non-employee director under the 2002 Plan, and therefore a "New Plan Benefits" table has not been included.

Recommendation of the Board of Directors

   The Board of Directors, which unanimously approved the adoption of our 2002 Long Term Incentive and Stock Award Plan, recommends a vote FOR approval of the adoption of our 2002 Long Term Incentive and Stock Award Plan.

                                 PROPOSAL NO. 3
             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

   It is the practice of the board of directors to designate the accounting firm that will serve as our independent auditors. The audit committee has recommended that Ernst & Young LLP be selected to audit our financial statements for the fiscal year ending June 30, 2003 and the board of directors has approved the selection of Ernst & Young LLP. Ernst & Young LLP has audited our financial statements since 1994.

   The audit committee reviews and approves the audit and non-audit services to be provided by our independent auditors during the year, considers the effect that performing those services might have on auditor independence and approves management's engagement of our independent auditors to perform those services.

   Ernst & Young LLP expects to have a representative at our Annual Meeting of Stockholders who will have the opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

   The board of directors recommends a vote FOR ratification of Ernst & Young LLP as our independent auditors for our fiscal year ending June 30, 2003.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

   The following table sets forth the compensation paid by Hain for services rendered during the three fiscal years ended June 30, 2002 to or for the accounts of our Chief Executive Officer and our other most highly compensated executive officers, who we refer to as the named executive officers.

                           Summary Compensation Table


                                                                                                                  Long-Term
                                                                             Annual Compensation                 Compensation
                                                                 --------------------------------------------    ------------
                                                                                                                    Awards
                                                                                                                 ------------
                                                                                                                  Securities
                                                                Fiscal                           Other Annual     Underlying
Name and Principal Position                                      Year      Salary      Bonus     Compensation      Options
 ------------------------------------------------------------   ------    --------   --------    ------------    ------------
Irwin D. Simon ..............................................    2002     $520,000   $ 12,000       $12,300        300,000
President, Chief Executive Officer and                           2001     $460,000   $161,000       $ 5,400        600,000
Chairman of the Board                                            2000     $375,000   $625,000(1)    $ 5,400              0

Gary M. Jacobs ..............................................    2002     $270,000   $ 48,000(2)    $ 7,800              0
Executive Vice President - Operations                            2001     $261,000   $ 40,000       $ 5,400         50,000
                                                                 2000     $216,000   $225,000(1)    $ 5,400              0

Ira J. Lamel (3) ............................................    2002     $225,000   $ 42,000(2)    $ 6,450        125,000
Executive Vice President and Chief
Financial Officer

----------
(1) Includes a one-time bonus in connection with past acquisitions (including Celestial) of $250,000 for Mr. Simon and $125,000 for Mr. Jacobs.
(2) Includes a one time award of $30,000 to each of Mr. Jacobs and Mr. Lamel which was used to purchase Hain common stock in the public market.
(3)  Mr. Lamel commenced employment on October 1, 2001.

Employment Agreements

Irwin D. Simon

   We have entered into an employment agreement with Mr. Simon. The term of the agreement is for three years and can be extended for one additional year by mutual consent. Mr. Simon's employment agreement provides for a minimum annual base salary of $460,000 for the fiscal year ended June 30, 2001, $520,000 for the fiscal year ended June 30, 2002 and $600,000 for the fiscal year ending June 30, 2003. Mr. Simon's employment agreement also provides for an annual bonus ranging from 0% to 200% of his annual compensation upon the achievement of sales and profitability objectives to be determined by our compensation committee. Under the agreement, Mr. Simon receives an annual grant during each year of the term of his agreement of options under our 1994 Plan (or under the 2002 Plan, if adopted) exercisable for 300,000 shares of our common stock at an exercise price equal to the market price on the date of the grant, and also received one-time grant of options to purchase an additional 300,000 shares of our common stock which were provided for in his previous employment arrangement but were not granted as of June 30, 2000. In the event that Mr. Simon is terminated without cause or he resigns for good reason, which will include resignation upon a change of control, he will be entitled to, among other things, two years annual salary and two years average annual bonus plus compensation in lieu of his granted and ungranted options (based on a black-scholes value) as of the date of his termination, together with options to purchase an additional 300,000 shares of our common stock. Mr. Simon has also agreed not to compete with us during his employment term or for a period of two years thereafter and has agreed to customary provisions regarding confidentiality and proprietary rights.

Ira J. Lamel

   We have entered into an employment agreement with Mr. Lamel. The agreement commences October 1, 2001 and ends June 30, 2002 and provides for automatic renewals in one year increments effective July 1 of each fiscal year unless notice not to renew is delivered by Hain or Mr. Lamel 90 days prior to the next renewal date. Under the agreement, Mr. Lamel is entitled to receive an annual base salary for fiscal 2002 of $300,000 (pro rated from employment commencement date), and thereafter his annual base salary will be reviewed annually and will be subject to upward adjustment based on performance and market factors. Mr. Lamel's annual bonus shall be determined in accordance with Hain's current policies for executive officer compensation and will be based on performance and market factors but will be at least 25% of his annual base salary during the first two years of his employment (pro rated for fiscal
2002). If Mr. Lamel is terminated without cause, he will be entitled to receive one year annual salary, one year minimum annual bonus, his accrued bonus through termination plus vacation, one year of continued benefits and the vesting of all outstanding stock options. The agreement also provides for a grant to Mr. Lamel upon the commencement of his employment of options exercisable for 125,000 shares of Hain common stock at an exercise price of the market price at the date of grant, 50% of which vest immediately and 50% which vest on the first anniversary of his employment, and an additional grant of options exercisable for 75,000 shares of common stock at an exercise price of the market price at the date of grant if Hain and Mr. Lamel have met certain pre-established performance criteria. The agreement further provides that Mr. Lamel will enter into the standard change of control agreement for Hain senior executives as described below, and that in the event of a change of control, Mr. Lamel will receive an additional 75,000 stock options.

Change of Control Agreements

   We have entered into change of control agreements with Messrs. Jacobs and Lamel that provide that, in the event that, following a change of control of Hain, the surviving corporation takes certain actions, including a termination without cause, diminution in duties or forced relocation, such executive officer will be entitled to terminate his employment and receive two times annual base salary and annual bonus, two years benefits continuation and immediate vesting of all outstanding options.

Changes in Internal Controls

   During fiscal 2002, there were no significant changes in our internal controls or other factors that could significantly affect these controls subsequent to their date of evaluation.

Stock Option Grants and Exercises

   The tables below set forth information with respect to grants of options to, and exercise of options by, our Chief Executive Officer and our other named executive officers during our fiscal year ended June 30, 2002.

                       Option Grants in Last Fiscal Year

                                                                                                             Potential Realizable
                                                                                                               Value at Assumed
                                                                                                            Annual Rates of Stock
                                                                                                              Price Appreciation
                                                       Individual Grants                                       for Option Term
                                                    -------------------------------------------------------------------------------
                                                                 % of Total
                                                     Options     Number of
                                                   Granted to    Securities    Exercise
                                                    Employees    Underlying    or Base
                                                    in Fiscal     Options       Price       Expiration
Name                                                  Year        Granted     ($/Sh)(1)        Date            5%           10%
----                                               ----------    ----------   ---------    ------------    ----------   -----------
Irwin D. Simon .................................     300,000        18.1%       $21.40     Jul. 7, 2011    $4,037,504   $10,231,827
Ira J. Lamel ...................................     125,000         7.6%       $18.06     Oct. 1, 2011    $1,419,730   $ 3,597,874

----------
(1) Options were granted at exercise prices which were not less than the fair market value of the common stock at the time of grant.

                 Aggregate Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values

                                                                            Securities Underlying          Value of Unexercised
                                                                             Unexercised Options           In-the-Money Options
                                                 Shares                     Held at June 30, 2002           at June 30, 2002(1)
                                                Acquired      Value      ---------------------------    ---------------------------
Name                                          on Exercise    Realized   Exercisable    Unexercisable    Exercisable   Unexercisable
----                                          -----------    --------   -----------    -------------    -----------   -------------
Irwin D. Simon  ...........................        0            $0       2,270,000              0       $10,178,325      $     0
Gary M. Jacobs ............................        0            $0         200,000              0       $   365,625      $     0
Ira J. Lamel ..............................        0            $0          62,500         62,500       $    27,500      $27,500

----------
(1) Based on a price of $18.50 per share, the closing bid price for our common stock on The Nasdaq National Market on June 30, 2002.

1993 Executive Stock Option Plan

   In July 1993, we adopted the 1993 Executive Stock Option Plan, which we refer to in this notice of annual meeting as the 1993 Plan, under which we granted to Irwin D. Simon, our founder, president and chief executive officer, options to purchase 600,000 shares of our common stock, 535,000 of which were outstanding at June 30, 2002. The exercise price of options designed to qualify as incentive options is $3.58 per share and the exercise price of non-qualified options is $3.25 per share. The options expire in 2003.

1994 Long Term Incentive and Stock Award Plan

   In December 1994, we adopted the 1994 Long Term Incentive and Stock Award Plan, which we refer to in this notice of annual meeting as the 1994 Plan. The 1994 Plan, as amended, provides for the granting of incentive stock options and other stock-based awards to employees and directors to purchase up to an aggregate of 6,400,000 shares of our common stock. The 1994 Plan is administered by the compensation committee of the board of directors, or a subcommittee thereof. All of the awards granted to date under the 1994 Plan have been incentive or non-qualified stock options providing for exercise prices not less than the fair market price at the date of grant, and expire 10 years after date of grant. At the discretion of the compensation committee, options are exercisable upon grant or over an extended vesting period. During fiscal 2002, options to purchase 1,688,900 shares were granted at prices ranging from $15.42 to $22.72 per share, options to purchase 48,133 shares were exercised and options to purchase 64,387 shares were canceled. At June 30, 2002, options to purchase 638,025 shares were available for grant under the 1994 Plan.

2002 Long Term Incentive and Stock Award Plan

   Our board of directors has adopted, subject to stockholder approval, our 2002 Long Term Incentive and Stock Award Plan, which we refer to in this notice of annual meeting as the 2002 Plan. See "Proposal No. 2 - Adoption of the 2002 Long Term Incentive and Stock Award Plan" for a description of the 2002 Plan. At June 30, 2002, no awards had been granted under the 2002 Plan.

1996 Directors Stock Option Plan

   In December 1995, we adopted the 1996 Directors Stock Option Plan, which we refer to in this notice of annual meeting as the 1996 Directors Plan. The 1996 Directors Plan provides for the granting of stock options to non-employee directors to purchase up to an aggregate of 750,000 shares of our common stock. No options may be granted under the Directors Plan after December 2000 and, as of June 30, 2002 options to purchase 380,000 shares were outstanding under the 1996 Directors Plan.

2000 Directors Stock Option Plan

   In May 2000, we adopted a new 2000 Directors Stock Option Plan, which we refer to in this notice of annual meeting as the 2000 Directors Plan. The 2000 Directors Plan provides for granting of stock options to non-employee directors to purchase up to an aggregate of 750,000 shares of our common stock. During fiscal 2002, 255,000 options were granted at prices ranging from $20.01 to $26.44 and no options where exercised or canceled. At June 30, 2002, 495,000 options were available for grant under the 2000 Directors Plan.

Celestial Plans

   In connection with the merger of Celestial Seasonings, Inc. with and into our wholly owned subsidiary on May 30, 2000 (the "Merger"), we assumed Celestial's 1993 Long-Term Incentive Plan and 1994 Non-Employee Director Compensation Plan, which we refer to in this notice of annual meeting collectively as the Celestial Plans. Following the consummation of the Merger, no options to purchase shares of common stock will be granted under the Celestial Plans. During fiscal 2002, options to purchase 46,208 shares were exercised and options to purchase 2,530 shares were cancelled. As of June 30, 2002, options to purchase 414,720 shares of common stock were outstanding under the Celestial Plans.

Equity Compensation Plan Information

   The table below sets forth information with respect to our compensation plans as of June 30, 2002. The table does not reflect the adoption of the 2002 Plan described under "Proposal No. 2--Adoption of the 2002 Long Term Incentive and Stock Award Plan."

                                                                                                            Number of Securities
                                                        Number of Securities                              Remaining Available for
                                                         to be Issued Upon         Weighted-Average        Future Issuance Under
                                                      Exercise of Outstanding     Exercise Price of         Equity Compensation
Plan Category                                            Options, Warrants       Outstanding Options,   Plans (excluding securities
-------------                                                and Rights          Warrants and Rights      reflected in column (a))
                                                      -----------------------    --------------------   ---------------------------
                                                                (a)                      (b)                        (c)
Equity compensation plans approved by security
  holders.........................................           6,023,383                  $18.72                   1,133,025
Equity compensation plans not approved by security
  holders.........................................              N/A                      N/A                        N/A
   Total..........................................           6,023,383                  $18.72                   1,133,025

                         REPORT OF THE AUDIT COMMITTEE

   Our audit committee is comprised of three independent directors (one position is currently vacant due to the resignation of Mr. Ostrander from our board and which we expect will be filled by Mr. Zilavy upon his election to our board) and operates under a written charter. The audit committee, in its oversight role over (1) our financial accounting and reporting process, (2) our system of internal controls established by management and (3) the external audit process, has met with management and our independent auditors. Discussions about our audited financial statements included our independent auditor's judgments about the quality, not just the acceptability, of our accounting principles and underlying estimates used in our financial statements, as well as other matters, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees ("SAS 61"), as amended by Statement on Auditing Standards No. 90, Audit Committee Communications ("SAS 90") and by our Audit Committee Charter. In conjunction with the specific activities performed by the audit committee in its oversight role, it issued the following report as of September 30, 2002:

     1. The audit committee has reviewed and discussed the audited financial statements as of and for the year ended June 30, 2002 with our management.

     2. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61 and SAS 90.

     3. The audit committee has received from the independent accountants, as required by Independence Standards Board Standard No.1, Independence Discussions with Audit Committee, (i) a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and
          (ii) a letter from the independent auditor confirming that, in its professional judgment, it is independent of the company; and the audit committee has discussed with the auditor the auditor's independence from the company.

   Based on the review and discussions referred to in paragraphs (1) through
(3) above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements should be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the Securities and Exchange Commission.

                                 James S. Gold, Chairperson
                                 Jack Futterman


Audit Fees, Financial Information Design and Implementation Fees and All Other Fees Paid to Ernst & Young LLP during Fiscal 2002 and Fiscal 2001

   For its fiscal 2002 and 2001 services, we paid Ernst & Young LLP total fees of $912,000 and $1,324,000, respectively, comprised of:

   o Audit Fees: $420,000 and $250,000 for services rendered for audit services for fiscal 2002 and 2001, respectively.

   o Financial Information Systems Design and Implementation Fees: There were no services rendered related to information systems in fiscal 2002 or 2001.

   o All Other Fees: $492,000 and $1,074,000 in fiscal 2002 and 2001, respectively, for all other matters.

   The audit committee has considered whether the provision of audit-related and other non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

   Compensation Committee. Our compensation committee is responsible for determining the compensation of our executive officers. The compensation committee, or a sub-committee thereof, also administers the 1994 Plan and discretionary grants under our 2000 Directors Plan and will administer the 2002 Plan.

   The compensation committee is currently comprised of Ms. Bronner, Mr. Heyer, Ms. Hahn and Mr. Meltzer, with Ms. Bronner acting as chairperson. Decisions and recommendations by the compensation committee are made on the basis of an assessment of corporate performance and a review of supporting data, including historical compensation data of other companies within the industry. Although actions with respect to various programs are taken at different times, consideration of each is made in the context of our overall compensation package.

   Section 162(m) of the Internal Revenue Code generally limits the deductible amount of annual compensation paid to certain individual executive officers (i.e., the chief executive officer and our other most highly compensated executive officers) to no more than $1 million. Considering the current structure of executive officer compensation, the compensation committee believes that we will not be denied any significant tax deductions for fiscal 2002. The compensation committee will continue to review tax consequences as well as other relevant considerations in connection with compensation decisions.

   Compensation Philosophy. Our executive compensation program is designed to provide competitive levels of remuneration and assist us in attracting and retaining qualified executives. The compensation committee is committed to the objectives of linking executive compensation to corporate performance and providing incentives which align the interests of our executives with the interests of our stockholders. This philosophy underlies executive compensation policies designed to integrate rewards with the attainment of annual and long-term performance goals, reward significant corporate performance and recognize individual initiatives and achievements. It is performance which most significantly influences an individual executive's compensation level. As a result, actual compensation levels in any particular year may be above or below those of our competitors, depending upon our performance. The executive compensation program is comprised of salary, annual cash incentives and long-term, stock-based incentives. The following is a discussion of each of the elements of the executive compensation program along with a description of the decisions and actions taken by the compensation committee with regard to fiscal 2002 compensation:

      Base Salary. We establish salary ranges for each of our executive positions based on appropriate external comparisons, internal responsibilities and relationships to other corporate positions. Existing base salaries and annual escalations for the named executives were established based on the foregoing factors and in negotiation with each of the executives in connection with their employment by us.

      Annual Incentive. We may pay annual cash bonuses in any year to reward significant corporate accomplishments and individual initiatives which contributed to the attainment of targeted goals relating to product sales, product margins, return on capital employed, earnings per share and stockholder return. If the compensation committee determines that corporate results are such that a bonus program is warranted, then each executive's accomplishments are assessed as to their impact on corporate results. The chief executive officer consults with compensation committee members to review corporate results, the individual executive's contributions and his recommendations as to annual incentive payments.

      Long-Term Incentives. The 1994 Plan and the 1993 Plan were approved by stockholders for the purpose of promoting the interests of our stockholders by: (1) attracting and retaining executives and other key employees of outstanding ability; (2) strengthening our capability to develop, maintain and direct a competent management team; (3) motivating executives and other key employees, by means of performance-related incentives, to achieve longer-range performance goals;

   (4) providing incentive compensation opportunities which are competitive with those of other comparably situated corporations; and (5) enabling such employees to participate in our long-term growth and financial success.

      Chief Executive Officer Compensation. The compensation committee is responsible for determining the appropriate compensation for our chief executive officer based on a variety of criteria, including our performance and the chief executive officer's performance, the compensation of the chief executive officers of comparable companies and other market factors. In fiscal 2000, the compensation committee worked with Mr. Simon in the preparation of his employment agreement described above, then recommended the adoption of the employment agreement to our board of directors, which adopted it unanimously.

    Compensation Committee:  Beth L. Bronner, Chairperson
                             Andrew R. Heyer
                             Marina Hahn
                             Roger Meltzer

                               PERFORMANCE GRAPH

   The following graph compares the performance of our common stock to the S&P 500 Index and to the Standard & Poor's Food Products Index for the period from June 30, 1997 through June 30, 2002. The comparison assumes $100 invested on June 30, 1997.

                                    [graphic]

                                 (U.S. Dollars)
                           Hain        S&P 500       S&P Food Products
                           ----        -------       -----------------
         6/30/97           100.0         100.0             100.0
         6/30/98           537.7         128.1             122.0
         6/30/99           428.6         155.1             108.1
         6/30/00           762.3         164.3              91.9
         6/30/01           457.1         138.3             105.4
         6/30/02           384.4         111.8             117.6


                             CERTAIN RELATIONSHIPS

   On September 27, 1999, we announced an agreement with H.J. Heinz Company to form a strategic alliance for the global production and marketing of natural and organic foods and soy-based beverages. In connection with the alliance, we issued 2,837,343 investment shares of our common stock to Boulder, Inc. (formerly known as Earth's Best), a wholly owned subsidiary of Heinz, for an aggregate purchase price of $82,383,843. In addition, in a separate transaction, we announced on September 27, 1999 that we had purchased the Earth's Best trademarks. In consideration for the trademarks, we paid $4,620,000 in cash and issued 670,234 shares of our common stock to Boulder, valued at $17,380,000. These shares were subsequently transferred to HJH One, L.L.C., an affiliate of Heinz. In connection with the issuance of these shares, Hain and Boulder (currently HJH One, L.L.C.) entered into an investor's agreement that provides for the appointment to our board of directors of one member nominated by HJH One, L.L.C., currently Mr. Jimenez, and one member jointly nominated by HJH One, L.L.C. and Hain, currently
Mr. Bertasso. Mr. Jimenez is President and Chief Executive Officer of Heinz Europe, a division of Heinz. Mr. Bertasso is currently Senior Vice President and President-Asia Pacific for Heinz.

   In accordance with the provisions of the investor's agreement relating to HJH One, L.L.C.'s right to maintain its ownership percentage following certain issuances by us of our common stock, on June 19, 2000, we issued an additional 2,582,774 shares of common stock to HJH One, L.L.C. at an aggregate purchase price of $79,743,147 in connection with the Merger. Under the investor's agreement described above, HJH One, L.L.C. has agreed to vote its shares in favor of nominees for directors listed in Proposal No. 1.

   In fiscal 2002, we paid to H.J. Heinz Company approximately $3,456,000 in purchases, royalties and profit sharing fees.

   Gregg Ostrander, who served as a director during part of fiscal 2002, is the Chairman, President and Chief Executive Officer of Michael Food, Inc. Kohler Mix Specialties, a subsidiary of Michael, produces half gallon cartons of Westsoy refrigerated milk for Hain under a co-packing agreement. In fiscal 2002, Hain paid Kohler approximately $2,941,000 under the co-packing agreement.

   Mr. Gold, who is nominated for re-election as a director, is a managing director of Lazard Freres & Co LLC, which provides financial advisory and other investment banking services to us from time to time. Mr. Meltzer, who is nominated for re-election as a director, is a partner at the law firm Cahill Gordon & Reindel. Cahill Gordon & Reindel provides legal services to us from time to time.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of beneficial ownership and changes in such with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                                 OTHER MATTERS

   Management does not know of any other matters that will come before the meeting, but should any other matters requiring a vote of stockholders arise, including any question as to an adjournment of the meeting, the persons named on the enclosed proxy will vote thereon according to their best judgment in our interests.

                             STOCKHOLDER PROPOSALS

   We will not consider including a stockholder's proposal for action at our 2003 annual meeting of stockholders in the proxy material to be mailed to our stockholders in connection with such meeting unless such proposal is received at our principal office no later than July 16, 2003.


                                  HOUSEHOLDING

   During fiscal 2002, we adopted a new procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

   If you wish to opt-out or householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which typically are mailed in October of each year, by notifying us in writing at: 58 South Service Road, Melville, New York 11747, Attention: Corporate Secretary. You also may request additional copies of the proxy materials by notifying us in writing at the same address.

   If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

By order of the board of directors,




/S/ Gary M. Jacobs
------------------
Gary M. Jacobs
Corporate Secretary



Dated: October 14, 2002

Your vote is important. Stockholders who do not expect to be present at the Annual Meeting of Stockholders and who wish to have their stock voted are requested to sign and date the enclosed proxy and return it in the enclosed envelope. No postage is required if mailed in the United States.

                                                                        Annex A

                         THE HAIN CELESTIAL GROUP, INC.
                 2002 LONG TERM INCENTIVE AND STOCK AWARD PLAN

1. Purposes.

   The purposes of the 2002 Long Term Incentive and Stock Award Plan are to advance the interests of The Hain Celestial Group, Inc. and its stockholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2. Definitions.

   For purposes of the Plan, the following terms shall be defined as set forth below:

      (a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

      (b) "Award" means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

      (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

      (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

      (e) "Board" means the Board of Directors of the Company.

      (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

      (g) "Committee" means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an "outside director" within the meaning of
   Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

      (h) "Company" means The Hain Celestial Group, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

      (i) "Director" means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

      (j) "Dividend Equivalent" means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

      (k) "Eligible Person" means (i) an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee, (ii) a consultant to the Company or (iii) a Director.

      (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

      (m) "Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

      (n) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

      (o) "NQSO" means any Option that is not an ISO.

      (p) "Option" means a right, granted under Section 5(b), to purchase
   Shares.

      (q) "Other Share-Based Award" means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

      (r) "Participant" means an Eligible Person who has been granted an Award under the Plan.

      (s) "Performance Share" means a performance share granted under Section 5(f).

      (t) "Performance Unit" means a performance unit granted under Section
   5(f).

      (u) "Plan" means this 2002 Long Term Incentive and Stock Award Plan.

      (v) "Restricted Shares" means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

      (w) "Restricted Share Unit" means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

      (x) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

      (y) "SAR" or "Share Appreciation Right" means the right, granted under
   Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

      (z) "Shares" means common stock, $.01 par value per share, of the Company.

      (aa) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3. Administration.

      (a) Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

         (i) to select Eligible Persons to whom Awards may be granted;

         (ii) to designate Affiliates;

         (iii) to determine the type or types of Awards to be granted to each Eligible Person;

         (iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

         (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

         (vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

         (vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

         (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

         (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

         (x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

         (xi) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

         (xii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

      (b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

      (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

      (d) Limitation on Committee's Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, if the Award Agreement so provides, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

   4. Shares Subject to the Plan.

      (a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 1,600,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

      (b) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 1,000,000 Shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be the equivalent of 800,000 Shares during a calendar year to any Eligible Person under this Plan.

      (c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

      (d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

   5. Specific Terms of Awards.

      (a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

      (b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

         (i)Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

         (ii)Option Term. The term of each Option shall be determined by the Committee.

         (iii)Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

         (iv)ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or stockholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

      (c) SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

         (i)Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price per Share of the SAR as determined by the Committee as of the date of grant of the SAR (which in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

         (ii)Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR
      (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

      (d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

         (i)Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied.

         (ii)Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

         (iii)Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

         (iv)Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

      (e) Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

         (i)Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such performance criteria were in fact satisfied.

         (ii)Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

      (f) Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

         (i)Performance Period. The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the Shares; total stockholder return; earnings per share; operating income; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; revenues; expenses; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; net profit margin. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

         (ii)Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met. The Committee must certify in writing that the applicable performance criteria were satisfied prior to payment under any Performance Shares or Performance Units.

         (iii)Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

         (iv)Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

         (v)Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to the payment of any Performance Share or Performance Unit that the performance objectives and any other material terms were in fact satisfied.

      (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

      (h) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

   6. Certain Provisions Applicable to Awards.

      (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

      (b) Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or a SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

      (c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

      (d) Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person's creditors.

      (e) Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

   7. General Provisions.

      (a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

      (b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant's, or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee's, consultant's or director's employment or service at any time.

      (c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person's tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

      (d) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants, except that any such amendment or alteration as it applies to ISOs shall be subject to the approval of the Company's stockholders to the extent such stockholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

      (e) No Rights to Awards; No Stockholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

      (f) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

      (g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

      (h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

      (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

      (j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws thereof.

      (k) Effective Date; Plan Termination. The Plan shall become effective as of November 12, 2002 (the "Effective Date") subject to approval by the stockholders of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

      (l) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                         THE HAIN CELESTIAL GROUP, INC.

   This Proxy is solicited on Behalf of the Board of Directors of The Hain Celestial Group, Inc. (the "Company"). The undersigned hereby appoints Irwin
D. Simon, Gary M. Jacobs and Ira J. Lamel, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company on November 12, 2002, and any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. If no instruction is given the shares will be voted "FOR" items 1, 2 and 3 below, each of said items being more fully described in accompanying the Notice of Annual Meeting and Proxy Statement, receipt of which are hereby acknowledged.

    The Board of Directors Recommends You Vote "FOR" items 1, 2 and 3 below

1. Election of Directors

|_| FOR all nominees listed below           |_| WITHHOLD AUTHORITY
    (except as marked to the contrary           to vote for all nominees listed
    below)                                      below

   (Instructions: to withhold authority to vote for an individual nominee, strike a line through the nominee's name listed below.)

   Irwin D. Simon, Andrew R. Heyer, Beth L. Bronner, Jack Futterman, James S.
                       Gold, Joseph Jimenez, Marina Hahn,
      Roger Meltzer, Michael J. Bertasso, Daniel R. Glickman, Larry Zilavy

2. To approve the 2002 Long Term Incentive and Stock Award Plan

             FOR|_|             AGAINST |_|             ABSTAIN|_|

                       (Continue and sign on other side)

                          (Continued from other side)

3. To ratify the appointment of Ernst & Young LLP, to act as independent auditors of the Company for the fiscal year ending June 30, 2003.

             FOR|_|             AGAINST |_|             ABSTAIN|_|

   In their discretion, the proxies named above are authorized to vote upon such other business as may properly come before the meeting.

                                         Please Complete All Information Below

                                        Signature: ----------------------------

                                        Signature: ----------------------------

                                        Dated: --------------------------, 2002

                                        Please sign exactly as names appear
                                        hereon, indicating official position or
                                        representative capacity, if any. If
                                        shares are held jointly, both owners
                                        should sign.